UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2006

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2006, StockerYale, Inc. (“StockerYale”) and The Eureka Interactive Fund Limited (the “Holder”) entered into Amendment No. 3 (the “Amendment”) to the Senior Promissory Note issued by StockerYale to the Holder on May 12, 2005 (the “May Note”). The Amendment extended the maturity date of the May Note from January 15, 2007 to January 15, 2008. The aggregate outstanding principal amount of the May Note as of the date of the Amendment along with accrued interest is payable in equal installments of $50,000 on the 15th day of each month beginning on January 15, 2007 and continuing until March 15, 2007, and in equal installments of $100,000 on the 15th day of each month beginning on April 15, 2007 and continuing until December 15, 2007. The entire balance of unpaid principal and interest thereafter shall be paid on January 15, 2008.

A copy of the Amendment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit

99.1	Amendment No. 3 to Senior Promissory Note, dated as of December 27, 2006, by and between The Eureka Interactive Fund Limited and StockerYale, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: December 28, 2006	By:	/s/ MARIANNE MOLLEUR
Marianne Molleur Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment No. 3 to Senior Promissory Note, dated as of December 27, 2006, by and between The Eureka Interactive Fund Limited and StockerYale, Inc.